EXHIBIT 10.5
EXECUTION VERSION
CASH AMERICA INTERNATIONAL, INC.
AMENDMENT NO. 1 TO NOTE AGREEMENT
As of December 11, 2008
To the Persons Named on
Annex 1 Hereto
Ladies and Gentlemen:
     Cash America International, Inc., a Texas corporation (hereinafter, the “Company”), together with its successors and assigns, agrees with you as follows:
1. PRELIMINARY STATEMENTS.
     1.1. Note Issuance, etc.
     The Company issued and sold $40,000,000 in aggregate principal amount of its 6.12% Senior Notes due December 28, 2015 (as in effect immediately prior to giving effect to the Amendments (as defined below) provided for hereby, the “Existing Notes”) pursuant to that certain Note Agreement, dated as of December 28, 2005 (as in effect immediately prior to giving effect to the Amendments provided for hereby, the “Existing Note Agreement”, and as amended as contemplated hereby, the “Note Agreement”). The register for the registration and transfer of the Existing Notes indicates that the parties named in Annex 1 (the “Current Holders”) to this Amendment No. 1 to Note Agreement (this “Amendment Agreement”) are currently the holders of the entire outstanding principal amount of the Existing Notes. The amendments to the Existing Note Agreement and the amendment and restatement of the Existing Notes as provided for by this Amendment Agreement are referred to herein, collectively, as the “Amendments”.
2. DEFINED TERMS.
     Capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Note Agreement.
3. AMENDMENTS TO THE EXISTING NOTE AGREEMENT.
     Subject to Section 6, the Existing Note Agreement is amended as provided for by this Amendment Agreement as follows:
     1. The cover page of the Existing Note Agreement is hereby amended by replacing the reference therein to “December 28, 2015” with “December 28, 2012.”

     2. Section 1.01 of the Existing Note Agreement is hereby amended by replacing each reference therein to “December 28, 2015” with “December 28, 2012.”
     3. Section 2.01 of the Existing Note Agreement is hereby amended by amending and restating the definition of “Investment” to read as follows:
     ““Investment” means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by such Person of stocks, bonds, notes, debentures or other securities of any other Person, (ii) any direct or indirect loan, advance, extension of credit or capital contribution by such Person to any other Person (other than a contribution of capital stock of the Company to any Person in connection with the acquisition of the New Mexican Subsidiary by Cash America of Mexico), (iii) any Assurance by such Person of any indebtedness of any other Person, (iv) the subordination by such Person of any claim against any other Person to other indebtedness of such other Person and (v) any other item which would be classified as an “investment” on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of Property to a joint venture, partnership or other business entity in which such Person retains an interest.”
     4. Section 2.01 of the Existing Note Agreement is hereby amended by adding a new definition of “New Mexican Subsidiary” in proper alphabetical order and such new definition shall read in full as follows:
     ““New Mexican Subsidiary” means Creazione Estilo, S.A. de C.V., SOFOM, E.N.R., a Mexican sociedad anónima de capital variable, sociedad financiera de objeto múltiple, entidad no regulada, so long as Cash America of Mexico, Inc., a Delaware corporation and Wholly-Owned Subsidiary, owns not less than 80% of its Voting Stock and 80% of the outstanding shares of all other classes of its Stock.”
     5. Section 5.01(a) of the Existing Note Agreement is hereby amended and restated to read in full as follows:
     “(a) Unless the aggregate principal amount of the then outstanding Notes shall have become due and payable pursuant to Section 10.01, the Company shall apply to the prepayment of the Notes, without premium, and there shall become due and payable, principal amounts of Notes (or, in the case of any such prepayment, such lesser principal amount of the Notes as shall then be outstanding) equal to (i) $13,333,333.34 on December 28, 2010, (ii) $10,000,000 on December 28, 2011, (iii) $3,333,333.34 on March 31, 2012, and (iv) $13,333,333.34 principal amount (or such other principal amount thereof as then remains unpaid) at their stated maturity on December 28, 2012. Each such prepayment shall be at 100% of the principal amount of the Notes so prepaid, together with all accrued and unpaid interest thereon to the date of prepayment. No partial prepayment of the Notes pursuant to Section 5.02 shall relieve the Company from its obligation to make the required prepayment provided for in this Section 5.01.”
     6. Section 9.08(e) of the Existing Note Agreement is hereby amended and restated to read in full as follows:
     “(e) in the case of the Company or any Subsidiary, Investments in Non-Domestic and Non-Wholly Owned Subsidiaries (including Subsidiaries acquired after December

1, 2008 in accordance with Section 9.17(a)(1)) resulting from its acquisition or ownership of Stock of, or capital contributions to, such Subsidiaries but, in each case, only to the extent not prohibited by Section 9.17(a), provided that (i) after giving effect to each such Investment the aggregate book value of all Investments of the Company and all Subsidiaries in Non-Domestic Subsidiaries and Non-Wholly Owned Subsidiaries (other than the New Mexican Subsidiary) at such time does not exceed 10% of Consolidated Net Worth or (ii) such Investment is in the New Mexican Subsidiary;”
     7. Schedule I (Purchaser Information) of the Existing Note Agreement is hereby amended by replacing each reference therein to “December 28, 2015” with “December 28, 2012.”
4. AMENDMENT AND RESTATEMENT OF EXISTING NOTES.
     4.1. Amendment and Restatement of Existing Notes.
     The Existing Notes, as amended and restated by this Amendment Agreement, shall be hereinafter referred to, individually, as a “Note” and, collectively, as the “Notes.” Subject to Section 6, the Existing Notes are hereby, without any further action required on the part of any other Person, deemed to be automatically amended to conform to and have the terms provided in Exhibit A hereto (except that the principal amount and the payee of each Note shall remain unchanged). Any Note issued on or after the Effective Date shall be in the form of Exhibit A hereto. The term “Notes” as used in the Existing Note Agreement shall include each Note delivered pursuant to any provision of the Existing Note Agreement, as amended hereby (and as hereafter amended) and each Note delivered in substitution or exchange for any such Note pursuant to any such provision.
     4.2. Replacement Notes.
     Upon the request of the record holder of an Existing Note, the Company will issue a replacement Note or Notes in favor of such holder for such holder’s Existing Note or Existing Notes.
5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
     To induce you to enter into this Amendment Agreement and to consent to the Amendments, the Company represents and warrants to you as follows:
     5.1. Full Disclosure.
     Neither the financial statements and other certificates previously provided to each of the Current Holders pursuant to the provisions of the Existing Note Agreement nor the statements made in this Amendment Agreement nor any other written statements furnished to each of the Current Holders by or on behalf of the Company in connection with the proposal and negotiation of the transactions contemplated hereby, taken as a whole, contained any untrue statement of a material fact or omitted a material fact necessary to make the statements contained therein and herein not misleading, in each case as of the time such financial statements or certificates were provided or such statements were made or furnished. There is no fact known to the Company relating to any event or circumstance that has occurred or arisen since the Closing Date that the Company has not disclosed to each of the Current Holders in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have, a Material Adverse Effect.
     5.2. Power and Authority.
     The Company has all requisite corporate power and authority to enter into and perform its obligations under this Amendment Agreement.
     5.3. Due Authorization.
     This Amendment Agreement has been duly authorized by all necessary action on the part of the Company, has been executed and delivered by a duly authorized officer of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that enforceability may be limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium, or other similar laws affecting the enforceability of creditors’ rights generally and subject to the availability of equitable remedies.
     5.4. No Defaults.
     No event has occurred and no condition exists that, upon the execution and delivery of this Amendment Agreement, would constitute a Default or an Event of Default.
     5.5. Prenda Facil
     The Company has delivered to special counsel to the Current Holders true and correct copies of the primary documents pursuant to which the Company or any of its Subsidiaries has invested in and acquired the business operated by the New Mexican Subsidiary.
6. EFFECTIVENESS OF AMENDMENTS.
     The Amendments shall become effective as of the first date written above (the “Effective Date”) upon the satisfaction of the conditions precedent described in Sections 6.1, 6.2 and 6.3 below:
     6.1. Execution and Delivery of this Amendment Agreement.
     The Company and the Current Holders shall have executed and delivered this Amendment Agreement.
     6.2. Guarantors.
     Each Guarantor which delivered the Guaranty (or an agreement and adoption of the Guaranty) shall have executed and delivered to you the Consent and Reaffirmation attached hereto as Exhibit B.

     6.3. Opinions of Counsel.
     Each of the Current Holders shall have received a closing opinion, each dated the Effective Date, from each of:
     (a) Hunton & Williams LLP, counsel to the Company and the Guarantors, in the form of Exhibit C hereto;
     (b) Curtis Linscott, General Counsel to the Company and the Guarantors, in the form of Exhibit D hereto; and
     (c) Bingham McCutchen, LLP, your special counsel, in the form of Exhibit E hereto.
     6.4. Amendment Fee.
     Whether or not the Amendments become effective, on the date this Amendment Agreement is executed by each of the parties hereto, the Company will pay each of the Current Holders a fee in the amount set forth in a fee letter of even date herewith among the Company and each of the Current Holders.
     6.5. Fees and Expenses.
     Whether or not the Amendments become effective, the Company will promptly (and in any event within thirty Business Days of receiving any statement or invoice therefor) pay all reasonable fees, expenses and costs relating to this Amendment Agreement, including, but not limited to, the reasonable fees of your special counsel, Bingham McCutchen LLP, incurred in connection with the preparation, negotiation and delivery of this Amendment Agreement and any other documents related hereto. Nothing in this Section shall limit the Company’s obligations pursuant to Section 11.02 of the Note Agreement.
7. MISCELLANEOUS.
     7.1. Part of Existing Note Agreement; Future References, etc.
     This Amendment Agreement shall be construed in connection with and as a part of the Existing Note Agreement and, except as expressly amended by this Amendment Agreement, all terms, conditions and covenants contained in the Existing Note Agreement are hereby ratified and shall be and remain in full force and effect. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment Agreement may refer to the Existing Note Agreement without making specific reference to this Amendment Agreement, but nevertheless all such references shall include this Amendment Agreement unless the context otherwise requires.
     7.2. Counterparts.
     This Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. A facsimile of an executed copy of this Amendment Agreement shall have the same effect as the original executed Amendment Agreement.
     7.3. Governing Law.
     THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN NEW YORK.
[Remainder of page intentionally left blank; next page is signature page.]

     If you are in agreement with the foregoing, please so indicate by signing the acceptance below on the accompanying counterpart of this agreement and returning it to the Company, whereupon it will become a binding agreement among you and the Company.

CASH AMERICA INTERNATIONAL, INC.
By:	/s/ David J. Clay
	Name:	David J. Clay
	Title:	Senior Vice President-Finance

[Signature Page to Amendment No. 1 to Note Agreement (Cash America — 2005)]

     The foregoing Amendment Agreement is hereby accepted as of the date first above written. By its execution below, each of the undersigned represents that it is either the registered owner of one or more of the Existing Notes or is the beneficial owner of one or more of the Existing Notes and is authorized to enter into this Amendment Agreement in respect thereof.

MIDLAND NATIONAL LIFE INSURANCE COMPANY By: Guggenheim Partners Advisory Company, its agent
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

NORTH AMERICAN COMPANY FOR LIFE AND HEALTH INSURANCE By: Guggenheim Partners Advisory Company, its agent
By:	/s/ Michael Damaso
	Name:	Michael Damaso
	Title:	Senior Managing Director

[Signature Page to Amendment No. 1 to Note Agreement (Cash America — 2005)]

EQUITRUST LIFE INSURANCE COMPANY
By:	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Vice President

FARM BUREAU LIFE INSURANCE COMPANY
By:	/s/ Herman L. Riva
	Name:	Herman L. Riva
	Title:	Vice President

[Signature Page to Amendment No. 1 to Note Agreement (Cash America — 2005)]

Annex 1
CURRENT HOLDERS
Midland National Life Insurance Company
North American Company for Life and Health Insurance
Equitrust Life Insurance Company
Farm Bureau Life Insurance Company

Exhibit A
[FORM OF NOTE]
CASH AMERICA INTERNATIONAL, INC.
6.12% SENIOR NOTE DUE DECEMBER 28, 2012

No. R-[ ]	[Date]
$[ ]	PPN: 14754D B*0
New York, New York
     FOR VALUE RECEIVED, the undersigned, CASH AMERICA INTERNATIONAL, INC. (the “Company”), a corporation organized and existing under the laws of the State of Texas, hereby promises to pay to [                              ], or registered assigns, the principal sum of [                              ] DOLLARS ($[               ]) on or before December 28, 2012, with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount from the date hereof until the same shall become due and payable (whether at maturity or at any date fixed for prepayment or by declaration or otherwise) at the rate of 6.12% per annum, payable semi-annually on June 28 and December 28 in each year, commencing June 28, 2006, and with interest on any overdue principal (including any overdue prepayment of principal), premium and (to the extent permitted by law) interest at the Default Rate (as defined in the Note Agreement referred to below), payable semi-annually as aforesaid or, at the option of the holder hereof, on demand.
     Payments of principal shall be made on the dates and in the amounts specified in the Note Agreement. Payment of principal, premium, if any, and interest shall be made in lawful money of the United States of America in accordance with the Note Agreement.
     This Note is one of the Company’s 6.12% Senior Notes due December 28, 2012 (the “Notes”) issued in the original aggregate principal amount of $40,000,000 pursuant to the Note Agreement, dated as of December 28, 2005 (as and if amended from time to time, the “Note Agreement”), between the Company and the Purchasers listed on Schedule I to the Note Agreement and is entitled to the benefits thereof. All capitalized terms used herein and not otherwise defined shall have the meanings specified therefor in the Note Agreement.
     As provided in the Note Agreement, this Note is subject to prepayment, in whole or from time to time in part, in certain cases without premium and in other cases with a premium as specified in the Note Agreement. The Company agrees to make required prepayments of principal of the Notes in the amounts, on the dates, and in the manner provided in the Note Agreement.
     THE COMPANY IS OBLIGATED UNDER THE NOTE AGREEMENT TO KEEP A TRUE COPY THEREOF AT ITS PRINCIPAL EXECUTIVE OFFICE FOR INSPECTION DURING NORMAL BUSINESS HOURS.

     Transfers of this Note shall be registered in the register maintained by the Company for such purpose in accordance with the Note Agreement. Prior to presentment of this Note for registration of transfer, the Company may deem and treat the holder of this Note as the absolute owner hereof (whether or not this Note shall be overdue) for all purposes, and the Company will not be affected by any notice to the contrary.
     As provided in the Note Agreement, the Notes are entitled to the benefits of the Guaranty.
     The Note Agreement provides, among other things, for the acceleration of the maturity of this Note under certain conditions and for the prepayment of this Note under certain conditions and further provides that the holder hereof may never charge, collect or receive interest greater than that permitted by applicable law. As provided in the Note Agreement, all costs of collection with respect to this Note (including, without limitation, reasonable attorneys’ fees and other legal expenses) shall be borne by the Company.
     The Company hereby waives grace (except as otherwise expressly provided in Section 10.01 of the Note Agreement), demand, presentment for payment, notice of dishonor, notice of default, notice of intention to accelerate the maturity hereof, protest and notice of protest and diligence in collecting and bringing of suit, and agrees to all renewals, extensions or partial payments hereon, with or without notice, before or after maturity.
     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW.
     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CASH AMERICA INTERNATIONAL, INC.
By
Name:
Title:

Exhibit B
CONSENT AND REAFFIRMATION
     Each of the undersigned (the “Guarantors”) hereby (i) acknowledges receipt of a copy of the foregoing Amendment No. 1 to Note Agreement (the “First Amendment”); (ii) consents to the Company’s execution and delivery thereof; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of the Company to the holders of the Notes pursuant to the terms of that certain Joint and Several Guaranty, entered into by the Guarantors pursuant to the terms of the Note Agreement (the “Guaranty”); and (v) reaffirms that the Guaranty is and shall continue to remain in full force and effect. Although each of the Guarantors has been informed of the matters set forth herein and in the First Amendment and has acknowledged and agreed to the same, such Guarantors understand that the holders of the Notes have no obligation to inform any of the Guarantors of such matters in the future or to seek any of the Guarantors’ acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty. Capitalized terms used in this Consent and Reaffirmation and not otherwise defined herein have the meanings ascribed to them in the First Amendment.

     In witness whereof, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such First Amendment.

GUARANTORS

BRONCO PAWN & GUN, INC.
CASH AMERICA ADVANCE, INC.
CASH AMERICA FINANCIAL SERVICES, INC.
CASH AMERICA FRANCHISING, INC.
CASH AMERICA HOLDING, INC.
CASH AMERICA, INC.
CASH AMERICA, INC. OF ALABAMA
CASH AMERICA, INC. OF ALASKA
CASH AMERICA, INC. OF COLORADO
CASH AMERICA, INC. OF ILLINOIS
CASH AMERICA, INC. OF INDIANA
CASH AMERICA, INC. OF KENTUCKY
CASH AMERICA, INC. OF LOUISIANA
CASH AMERICA, INC. OF NEVADA
CASH AMERICA, INC. OF NORTH CAROLINA
CASH AMERICA, INC. OF OKLAHOMA
CASH AMERICA, INC. OF SOUTH CAROLINA
CASH AMERICA, INC. OF TENNESSEE
CASH AMERICA, INC. OF UTAH
CASH AMERICA, INC. OF VIRGINIA
CASH AMERICA MANAGEMENT L.P.,
      by its general partner, CASH AMERICA HOLDING, INC.
CASH AMERICA OF MISSOURI, INC.
CASH AMERICA PAWN L.P.,
      by its general partner, CASH AMERICA HOLDING, INC.
CASH AMERICA PAWN, INC. OF OHIO
CASHLAND FINANCIAL SERVICES, INC.
DOC HOLLIDAY’S PAWNBROKERS & JEWELLERS, INC.
EXPRESS CASH INTERNATIONAL CORPORATION
FLORIDA CASH AMERICA, INC.
GEORGIA CASH AMERICA, INC.
GAMECOCK PAWN & GUN, INC.
HORNET PAWN & GUN, INC.
LONGHORN PAWN AND GUN, INC.
MR. PAYROLL CORPORATION
RATI HOLDING, INC.
TIGER PAWN & GUN, INC.
UPTOWN CITY PAWNERS, INC.
VINCENT’S JEWELERS AND LOAN, INC.
CASH AMERICA GLOBAL FINANCING, INC.
OHIO NEIGHBROHOOD FINANCE, INC.

By
	Name:	Austin D. Nettle
	Title:	Vice President & Treasurer

CASH AMERICA NET HOLDINGS, LLC CASH AMERICA NET CANADA, INC.
By
	Name:	Austin D. Nettle
	Title:	Vice President & Treasurer

CASH AMERICA NET OF ALABAMA, LLC
CASH AMERICA NET OF ALASKA, LLC
CASH AMERICA NET OF ARIZONA, LLC
CASH AMERICA NET OF CALIFORNIA, LLC
CASH AMERICA NET OF COLORADO, LLC
CASH AMERICA NET OF DELAWARE, LLC
CASH AMERICA NET OF FLORIDA, LLC
CASH AMERICA NET OF HAWAII, LLC
CASH AMERICA NET OF IDAHO, LLC
CASH AMERICA NET OF ILLINOIS, LLC
CASH AMERICA NET OF INDIANA, LLC
CASH AMERICA NET OF IOWA, LLC
CASH AMERICA NET OF KANSAS, LLC
CASH AMERICA NET OF KENTUCKY, LLC
CASH AMERICA NET OF LOUISIANA, LLC
CASH AMERICA NET OF MAINE, LLC
CASHNET CSO OF MARYLAND, LLC
CASH AMERICA NET OF MICHIGAN, LLC
CASH AMERICA NET OF MINNESOTA, LLC
CASH AMERICA NET OF MISSISSIPPI, LLC
CASH AMERICA NET OF MISSOURI, LLC
CASH AMERICA NET OF MONTANA, LLC
CASH AMERICA NET OF NEBRASKA, LLC
CASH AMERICA NET OF NEVADA, LLC
CASH AMERICA NET OF NEW HAMPSHIRE, LLC
CASH AMERICA NET OF NEW MEXICO, LLC
CASH AMERICA NET OF NORTH DAKOTA, LLC
CASH AMERICA NET OF OHIO, LLC
CASH AMERICA NET OF OKLAHOMA, LLC
CASH AMERICA NET OF OREGON, LLC
CASH AMERICA NET OF RHODE ISLAND, LLC
CASH AMERICA NET OF SOUTH DAKOTA, LLC
CASH AMERICA NET OF TEXAS, LLC
CASH AMERICA NET OF UTAH, LLC
CASH AMERICA NET OF VIRGINIA, LLC,
CASH AMERICA NET OF WASHINGTON, LLC
CASH AMERICA NET OF WISCONSIN, LLC
CASH AMERICA NET OF WYOMING, LLC
CASHNET OF AUSTRALIA, LLC
CASHNETUSA OF FLORIDA, LLC
CASHEURONET UK, LLC
OHIO CONSUMER FINANCIAL SOLUTIONS, LLC

by their Sole Member, CASH AMERICA NET HOLDINGS, LLC

By
	Name:	Austin D. Nettle
	Title:	Vice President & Treasurer

CASHNETUSA CO, LLC CASHNETUSA OR, LLC THE CHECK GIANT NM, LLC by their Sole Member, CASH AMERICA NET OF NEW MEXICO, LLC by its Sole Member, CASH AMERICA NET HOLDINGS, LLC
By
	Name:	Austin D. Nettle
	Title:	Vice President & Treasurer

PRIMARY CREDIT SOLUTIONS, LLC (f/k/a Primary Cash Holdings, LLC) by its sole member, CASH AMERICA INTERNATIONAL, INC.
By
	Name:	Austin D. Nettle
	Title:	Vice President & Treasurer

PRIMARY CREDIT SERVICES, LLC (f/k/a Primary Cash Finance, LLC)
PRIMARY CREDIT PROCESSING, LLC (f/k/a Primary Cash Card Processing, LLC)
PRIMARY PAYMENT SOLUTIONS, LLC (f/k/a Primary Cash Card Services, LLC

by their sole member, PRIMARY CREDIT SOLUTIONS, LLC (f/k/a Primary Cash Holdings, LLC)

By
	Name:	Austin D. Nettle
	Title:	Vice President & Treasurer

Exhibit C
December [     ], 2008
To the Persons listed
on the attached Annex 1
Re:	Amendment No. 1 to Note Agreement, dated as of December [ ], 2008, between Cash America International, Inc. and the Persons listed on Annex I thereto (the “Amendment Agreement”)
Gentlemen:
     As counsel to Cash America International, Inc. (the “Company”), a Texas corporation, we have been requested to furnish this letter to you pursuant to Section 6.3 of the Amendment Agreement. The Amendment Agreement contemplates amendment to the terms of that certain Note Agreement, dated as of December 28, 2005 which is being amended by the Amendment Agreement (the “Note Agreement”). Unless otherwise defined herein, all capitalized terms used herein that are defined in the Amendment shall have the respective meanings assigned to them in the Amendment Agreement.
A. Basis of Opinion
     As the basis for the conclusions expressed in this opinion letter, this firm has examined and is familiar with originals or copies, certified or otherwise identified to this firm’s satisfaction, of (i) the Amendment Agreement; (ii) the Note Agreement; (iii) the form of promissory notes of the Company in the aggregate principal amount of $40,000,000 in the form attached to the Note Agreement (the “Notes”); (iv) the fee letter delivered pursuant to Section 6.4 of the Amendment Agreement (the “Fee Letter”); (v) the Articles of Incorporation of the Company, as amended to date; (vi) the Bylaws of the Company, as amended to date; and (vii) the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of the Amendment Agreement and the Fee Letter. This firm has also examined such other documents and instruments (including certificates of public officials, officers of the Company and other persons) and made such examination of applicable laws of the State of Texas and federal laws of the United States, all as this firm has deemed necessary as a basis for the opinions hereinafter expressed. As used herein, the term “Loan Documents” means, collectively, the Amendment Agreement and the Fee Letter.
B. Opinion
     Based upon our examination and consideration of the documents and instruments referred to in Section A and in reliance thereon, but subject to the comments, assumptions, limitations, qualifications and exceptions set forth in Section C, this firm is of the opinion that:
     1. The Amendment Agreement and the Fee Letter have been duly authorized, executed and delivered by the Company, and each of such Loan Documents constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.
     2. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

December [     ], 2008

     3. For purposes of determining the maximum lawful rate of interest that may be charged, collected or received pursuant to the Notes, the courts of the State of Texas (and the courts of the United States applying Texas law) would, assuming that such courts were to apply existing Texas choice of law rules, give effect to the provisions contained in the Note Agreement and the Notes calling for such documents to be governed by and construed in accordance with the internal laws of the State of New York.
     4. The loan, as evidenced by the Notes, is not usurious under the laws of Texas (assuming for purposes of this opinion, courts were to apply Texas law).
C. Comments, Assumption, Limitations, Qualifications and Exceptions
     The opinions expressed in Section B above are based upon and subject to the further comments, assumptions, limitations, qualifications and exceptions as set forth below:
     1. This firm’s validity, binding effect and enforceability opinions in Paragraphs B.1 and B.4 above are subject to the effects of (i) bankruptcy, fraudulent conveyance, fraudulent transfer, insolvency, reorganization, arrangement, moratorium and other similar laws from time to time affecting creditors’ rights generally, (ii) the application of general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or in equity, and (iii) applicable law and court decisions which may modify, limit, render unenforceable or invalid or delay certain of the rights and remedies of the Holders, which, in this firm’s opinion, should not materially diminish the ultimate practical realization of the principal legal benefits purported to be conferred by the Loan Documents, except for the economic consequences of any judicial, administrative, procedural or other delay which may be imposed by, relate to or result from such laws and court decisions.
     2. This firm expresses no opinion as to:
     (i) the validity, binding effect or enforceability of any provision of the Loan Documents relating to indemnification, contribution, or exculpation in connection with (a) violations of any securities laws or statutory duties or public policy, to the extent that such provisions are determined to be contrary to public policy, as interpreted by the courts of the State of Texas and the courts of the United States or (b) claims, losses or liabilities of an unreasonable amount or attributable to the indemnified party’s negligence or willful misconduct;
     (ii) the validity, binding effect or enforceability of (a) any purported waiver, release, variation, disclaimer, consent or other provision contained in the Loan Documents to similar effect (all of the foregoing, collectively, a “Waiver”) by the Company under any of the Loan Documents to the extent limited by Sections 9.602 of the Uniform Commercial Code, as in effect in the State of Texas (“UCC”) or other provisions of applicable law (including judicial decisions), or to the extent that such a Waiver applies to a right, right to notice, claim, duty, defense, or ground for discharge or other benefits otherwise existing or occurring as a matter of law (including judicial decisions), except to the extent that such a Waiver is effective under and is not prohibited by or void or invalid under the UCC or other provisions of applicable law (including judicial decisions), (b) any provision of any Loan Documents related to Waiver of any rights to forum selection or submission to jurisdiction (including, without limitation, any Waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum ) and provisions restricting access to courts or to legal or equitable remedies or purporting to contractually submit the Company and the other Loan Parties to the jurisdiction, venue and

December [     ], 2008

personal jurisdiction of particular courts and advance consent to the manner of service of process, or (c) any provision of the Loan Documents that (i) provide that decisions by a party are conclusive; (ii) expressly or by implication waive unknown rights, defenses granted by law or claims that have not matured, where such Waivers are against public policy or prohibited by laws; (iii) allow or authorize the delay or omission of enforcement of any remedy or right; (iv) waive the legal rights of any party in advance; (v) sever unenforceable provisions from the Loan Documents, to the extent that enforcement of remaining provisions would frustrate the fundamental intent of the parties to the Loan Documents, and (vi) provide for interest recapture under Section 11.17(d) of the Note Agreement;
     (iii) the enforceability of any provision in the Loan Documents specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such Loan Documents;
     (iv) the enforceability of any provision of the Loan Documents that purports to give any person or entity the power to accelerate obligations without any notice to the Company;
     (v) the effect of any law or any jurisdiction other than the State of Texas wherein any Holder or any Loan Party may be located or wherein enforcement of any Loan Documents may be sought that limits the rates of interest legally chargeable or collectible;
     (vi) the enforceability of cumulative remedies to the extent such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party (other than the Make-Whole Premium, which we discuss in paragraph C.3 below);
     (vii) the submission of jurisdiction to the extent it relates to the subject matter jurisdiction of any court;
     (viii) the enforceability of any waiver of a trial by jury or waiver of objection to venue or claim of an inconvenient forum with respect to proceedings;
     (ix) the waiver of any right to have service of process made in the manner presented by applicable law,
     (x) the appointment of any Person as attorney in fact insofar as exercise of such power of attorney may be limited by public policy or limitations referred to elsewhere in this opinion;
     (xi) the ability of any Person to receive the remedies of specific performance, injunctive relief, liquidated damages or any similar remedy in any proceeding;
     (xii) any right to the appointment of a receiver;
     (xiii) any right to obtain possession of any property or the exercise of self-help remedies or other remedies without judicial process;
     (xiv) any waiver or limitation concerning mitigation of damages;

December [     ], 2008

     (xv) the availability of the right of rescission;
     (xvi) any law or regulation relating to federal, state or local taxation, federal or state environmental regulation, labor laws, intellectual property laws, antitrust laws or those relating to zoning, land use or subdivision laws, ERISA and similar matters or any Federal or state securities laws or regulations; and
     (xvii) the enforceability of any right to receive interest on interest.
     3. With regard to the provisions of the Note Agreement providing for payment of the Make-Whole Premium in certain circumstances, this firm also advises you that, according to at least one commentator, prepayment fees may be characterized as penalties and thus are not enforceable under Texas law in certain circumstances, especially when triggered by an involuntary prepayment (such as acceleration due on default). See Stark’s “Enforcing Prepayment Charges: Case Law and Drafting Suggestions,” 22 Real Property, Probate and Trust Journal (1987); In re Abramoff, 92 Bankruptcy Reporter 698 (W.D. Texas 1988) (distinguishing between a prepayment fee in the case of a voluntary prepayment and one in the case of an involuntary prepayment, and characterizing the latter as interest). But, see Parker Plaza West Partners v. Union Pension and Insurance Company, 941 F.2d 349 (5th Cir. 1991), wherein the Fifth Circuit of the United States Court of Appeals held that a prepayment fee triggered by an involuntary prepayment is enforceable under Texas law. See also, Meisler v. Republic of Texas Savings Association, 758 S.W.2d 878 (Tex. App.—Houston [14th Dist.] 1988, no writ), which upheld a prepayment fee under Texas law in the context of a due-on-sale clause. This firm, therefore, concludes that, subject to the foregoing, the Make-Whole Premium is enforceable under Texas law; as discussed below under Paragraph C.9, according to the Abramoff decision, the Make-Whole Premium might possibly be characterized as interest in the context of an involuntary prepayment.
     4. In expressing this firm’s opinions in Paragraph B.1, this firm has assumed without independent investigation that the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, that the Company has the power to enter into and perform the Loan Documents, that such Loan Documents have been duly authorized, executed and delivered by the Company and that none of the execution, delivery or performance of the Company’s obligations thereunder will conflict with or violate any laws, rules or regulations (other than the laws, rules and regulations of the State of Texas and of the United States and the Delaware General Corporation Law) applicable to it.
     5. To the extent that the obligations of the Company may be dependent upon such matters, this firm has assumed for purposes of this opinion, without independent investigation, that each of the Holders listed on Annex I hereto is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, that each of the Note Agreement and the Amendment Agreement has been duly authorized, executed and delivered by and is enforceable against each of the Holders in accordance with its terms, and that each of the Holders has the requisite power and authority to perform its obligations under the Note Agreement and the Loan Documents to which it is a party. This firm expresses no opinion as to the compliance by each of the Holders with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of its business or facts relating specifically to them, or as to the effect of any such noncompliance on the opinions set forth above, and this firm has assumed that each of the Holders has obtained and maintains all consents and approvals, and has taken all action, that might be required by reason of its involvement in this transaction based upon its legal or regulatory status or other factors relating specifically to such Holders.

December [     ], 2008

     6. The qualification of any opinion or statement herein by the use of the words “to this firm’s knowledge” means that during the course of representation, as described in this opinion, no information has come to the attention of the attorneys in this firm engaged to represent the Company professionally with respect to the transactions contemplated by the Loan Documents which would give such attorneys current actual knowledge of the existence of facts contrary to the facts so qualified. Except as set forth herein, this firm has not undertaken any investigation to determine the existence of such facts, and no inference as to our knowledge thereof shall be drawn from the fact of our representation of any party or otherwise.
     7. With respect to the opinion expressed in Section B.3, we have relied upon Texas Business and Commerce Code §35.51, which was adopted effective September 1, 1993, and which provides in pertinent part, that:
if the parties to a qualified transaction agree in writing that the law of a particular jurisdiction governs an issue relating to the transaction, including the validity or enforceability of an agreement relating to the transaction or a provision of the agreement, and the transaction bears a reasonable relation to that jurisdiction, the law, other than conflict of laws rules, of that jurisdiction governs the issue regardless of whether the application of that law is contrary to a fundamental or public policy of this state or of any other jurisdiction.
     The statute defines a reasonable relation to exist if, among other things, (a) “a party to the transaction has its place of business or, if that party has more than one place of business, its chief executive office or an office from which it conducts a substantial part of the negotiations relating to the transaction, in that jurisdiction,” (b) “a party to the transaction is required to perform a substantial part of its obligations relating to the transaction, such as delivering payments, in that jurisdiction,” (c) “a substantial part of the negotiations relating to the transaction,” and “the signing of an agreement relating to the transaction by a party to the transaction, occurred in that jurisdiction,” or (d) “all or a part of the subject matter of the transaction is located in that jurisdiction.”
     Based upon our understanding of the facts of the transaction that is the subject of the Loan Documents (the veracity of which facts we assume for purposes of this opinion), particularly (i) the payment by the Holders of $40,000,000 of the purchase price for the aggregate of the Notes pursuant to the Note Agreement originated from the State of New York; and (ii) payments of $40,000,000 in principal amount of the Notes (representing 100% of the original aggregate principal amount of the Notes) are required to be made in the State of New York, at least one of the required enumerated circumstances constituting a statutorily defined “reasonable relation” exists between this transaction and the State of New York. We are aware of no reported decision of a Texas court construing the validity of or interpreting this statute and inform you that prior to the date of its adoption the contractual choice-of-law rules in Texas in this type of transaction were unsettled. See Woods-Tucker Leasing Corp. of Georgia v. Hutcheson-Ingram Development Company, 642 F.2d 744 (5th Cir. 1981), and the Texas state cases cited therein; DeSantis v. Wackenhut Corp., 793 S.W.2d 670 (Tex. 1990). See also, Chase Manhattan Bank v. Greenbrier North Section II, 835 S.W.2d 720 (Tex. App.-Houston [1st] 1992). For purposes of the opinion expressed in B.4, we have assumed that all of the terms and provisions of the Loan Documents are valid, binding and enforceable under the laws of the chosen jurisdiction, the State of New York. This firm has made no investigation to determine, and expresses no opinion as to, whether the courts of the State of New York or any other state (other than the State of Texas) would accept the reference to the laws of the State of New York, or would, under its choice of law doctrines, apply the law of another jurisdiction.

December [     ], 2008

     8. In rendering the opinions expressed in Paragraphs B.1 and 4, these opinions, insofar as they involve the issue of usury, are expressly limited (i) to an analysis of whether the Loan Documents, as written, will be subject to a defense, claim or setoff as a result of the Holders contracting for a usurious rate of interest and (ii) to the issues relating to the contracting for, as opposed to the charging or receiving of, usurious amounts of interest. To the extent that the enforceability of Loan Documents may be adversely affected by the usury laws of the State of Texas, and to the extent that the transactions contemplated by the Loan Documents may otherwise involve an analysis of compliance with such laws, in rendering the opinions in Paragraphs B.1 and 4, this firm assumes (i) that each of the Holders duly observes the provisions of the Note Agreement limiting the interest contracted for or to be charged or collected by such Holder on or in connection with the loan evidenced by the Notes to amounts that do not exceed the maximum rate or amount of interest that may lawfully be contracted for, charged or collected thereon or in connection therewith under applicable law, (ii) that there exist no agreements or documents that provide for the payment to Holder of amounts deemed to be interest under applicable law except as specifically provided in the Loan Documents, (iii) that the Company had unrestricted use of the purchase price of the Notes, and (iv) that any acceleration of the maturity of the Notes will not include the right to accelerate any amounts deemed interest under applicable law that has not otherwise accrued on the date of such acceleration. In the bankruptcy case of In re Abramoff, 92 Bankruptcy Reporter 698 (W.D. Texas 1988), the Bankruptcy Court, at subsection C of its opinion (pages 704-705), distinguished between a prepayment fee in the case of a voluntary prepayment and one in the case of an involuntary prepayment (e.g. acceleration due to default); and, in this firm’s opinion, the court characterized the prepayment fee as interest. Therefore, this firm advises you that, although according to the Abramoff decision, the Make-Whole Premium might possibly be characterized as interest in the context of an involuntary prepayment, if the Holders, if any, comply with the usury “savings clause” in the Note Agreement, such characterization would not cause the Notes to be usurious, if Texas law were deemed to be applicable to the Notes.
     Further, in rendering the opinions in Paragraphs B.1 and 4, this firm has relied upon the reported decisions of several lower Texas courts to the effect that a contract requiring the payment of interest on matured, unpaid installments of interest is not usurious. The status of judicial interpretations of Texas usury laws is not yet settled in this regard; therefore, no absolute opinion can be rendered. In the event that any one or more of the Holders actually demand, charge or collect any amounts in excess of those permitted by any applicable usury laws of the State of Texas, this firm expresses no opinion as to the effectiveness or enforceability of any provision of the Loan Documents that purports to permit the cure of such violation by the rescission of such demand or charge, the refund of excess amounts collected, or otherwise.
     9. The opinions expressed herein are specifically limited to the laws of the State of Texas and federal law of the United States of America. We note that the Loan Documents have selected laws of the State of New York to govern this transaction. We express no opinion regarding the laws of the State of New York. In expressing this firm’s opinion in Paragraph B.1 as to the validity, binding effect and enforceability of the Loan Documents governed by the laws of the State of New York, this firm has assumed that the Loan Documents are governed by the internal laws of the State of Texas.
     10. In this firm’s examinations described in Paragraph A, we have assumed the legal capacity of all natural persons executing the Loan Documents, the authenticity of original and certified documents and the genuineness of all signatures thereon, and the conformity to original or certified documents of all documents submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, this firm has relied upon, and assumed the accuracy of, representations and warranties contained in the Loan Documents and certificates and written statements and other written

December [     ], 2008

information of or from public officials and representatives of the Company. In addition, this firm’s opinions are limited to a review of only those laws and regulations that are specifically referred to herein and such other laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Loan Documents.
     11. Although this firm has acted as counsel to the Company in connection with certain other matters, this firm’s engagement is limited to certain matters about which this firm has been consulted, and, consequently, there may exist matters involving the Company about which this firm has not been consulted and for which the firm has not been engaged to represent it.
     12. Certain of the opinions set forth in Paragraph B are based upon factual matters not independently verified by this firm and, to that extent, this firm has relied solely upon certain of the representations and warranties contained in the Loan Documents and upon certain of the statements contained in certificates of public officials and officers of the Company referred to in Paragraph A.
     13. This opinion is rendered based on this firm’s interpretation of existing Texas and federal law, and is not intended to speak with reference to standards hereinafter adopted or evolved in subsequent judicial decisions by Texas or Delaware courts or by federal courts. Additionally, we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.
     14. For purposes of rendering the opinion set forth in Paragraph B 1., we have assumed that the Amendment Agreement has been executed by the Holders of all outstanding Notes and that the provisions of Section 11.03(a) of the Note Agreement have been satisfied in connection with the Amendment.
     The opinions set forth herein are expressed solely for the benefit of the Holders and all future Holders (if any), and no other party shall be entitled to rely hereon without the express written consent of this firm; provided, however, we have no objection to the reliance thereon by Bingham McCutchen LLP, your special counsel, in connection with any opinion to be rendered by such firm to you on this date pursuant to the terms of the Amendment. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated. This opinion letter speaks as of its date and we do not undertake to advise you of any changes in the opinions express herein from matters that might hereafter arise or be brought to our attention.

Respectively submitted, HUNTON & WILLIAMS LLP
10961/10986/10976

Annex 1
Midland National Life Insurance Company
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
North American Company for Life and Health Insurance
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
EquiTrust Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Farm Bureau Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266

Exhibit D
December 11, 2008
To each of the Persons listed on
     Annex 1 hereto
Ladies and Gentlemen:
I am General Counsel of Cash America International, Inc. (the “Company”) and, in such capacity, I have represented the Company in connection with Amendment No. 1 to Note Agreement of even date herewith among the Company and each of you (the “Amendment”) amending the Note Agreement dated as of December 28, 2005 (the “Note Agreement”) among the Company and each of the purchasers listed on Annex A attached thereto (collectively, the “Purchasers”). I am also General Counsel for the Company’s subsidiary, Cash America of Mexico, Inc., a Delaware corporation (the “New Guarantor”) and, in such capacity, I have represented the New Guarantor in connection with an Agreement and Adoption of Joint and Several Guaranty and Subrogation and Contribution Agreement (the “Joinder”) executed by New Guarantor on even date herewith. Furthermore, I am General Counsel for the other Company subsidiaries (collectively, the “Guarantors”) that are parties to that certain Joint and Several Guaranty (the “Guaranty”), dated as of December 28, 2005, and the Subrogation and Contribution Agreement, dated as of December 28, 2005 (the “Subrogation and Contribution Agreement”), each executed by the Company and the Guarantors on even date therewith and from time to time thereafter. This opinion is being delivered to the Holders pursuant to Section 6.3 of the Amendment.
As used herein, (a) “Corporate Guarantor” means each Guarantor which is a corporation, including the New Guarantor, (b) “Partnership Guarantor” means each Guarantor which is a partnership, (c) “LLC Guarantor” means each Guarantor which is a limited liability company, and (d) “Loan Parties” are collectively, the Company, the Guarantors and the New Guarantor. Unless otherwise defined herein, all capitalized terms used herein that are defined in the Amendment shall have the respective meanings assigned to them in the Amendment.
As the basis for the conclusions expressed in this letter, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of the following:
a)	executed counterparts of the Note Agreement, the Amendment, the Joinder, the Guaranty, the Subrogation and Contribution Agreement and the fee letter referred to in Section 6.4 of the Amendment (the “Fee Letter”);

b)	the Company’s promissory notes, dated the date hereof, in the aggregate principal amount of $40,000,000 and in the form of Exhibit A attached to the Amendment (the “Notes” and, together with the Note Agreement, the Amendment, the Joinder, the Fee Letter, the Guaranty and the Subrogation and Contribution Agreement, collectively, the “Loan Documents”);

c)	copies of certain resolutions of the respective boards of directors of the Corporate Guarantors;

d)	copies of certain resolutions of the board of directors of the general partner of the Partnership Guarantors;

e)	copies of certain resolutions of the managers or members of the LLC Guarantors;

December 11, 2008

f)	copies of the respective charters and bylaws of the Corporate Guarantors;

g)	copies of the respective partnership agreements of the Partnership Guarantors;

h)	copies of the respective operating agreements of the LLC Guarantors; and

i)	the originals or copies of such other certificates, instruments and documents (including Applicable Contracts and records of the Loan Parties, certificates of public officials and certificates of officers of the Loan Parties) as I have deemed necessary as a basis for the opinions hereinafter expressed.
For purposes of this opinion, I have, with your approval and without independent investigation, assumed (i) the due authorization, execution and delivery of the Loan Documents by the Holders, (ii) the genuineness of the signatures appearing on all documents examined by me, (iii) the authenticity of all documents submitted to me as originals and (iv) the conformity to authentic original documents of all documents submitted to me as certified, conformed, or copies in photostatic or pdf format.
Certain of the opinions set forth below are based upon factual matters not independently established or verified by me and, to that extent, I have relied solely upon certain of the representations and warranties contained in the Loan Documents and upon certain of the statements contained in the certificates of public officials and of officers, managers or members of the Company and the Guarantors referred to above.
Based upon the foregoing and subject to the qualifications, limitations and assumptions set out at the end of this letter, I am of the opinion that:
1.	Each of the Loan Documents has been duly authorized, executed and delivered by each respective Loan Party party thereto and constitute the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms.

2.	The execution and delivery of any Loan Document by any Loan Party and the compliance by such Loan Party with the terms and provisions of the Loan Documents to which it is a party do not and will not (i) violate any provision of the charter or bylaws or the partnership agreement or the operating agreement, as the case may be, of such Loan Party, (ii) contravene any Legal Requirement to which such Loan Party is subject or (iii) result in any breach of, or result in the creation of any Lien in respect of any Property of such Loan Party pursuant to, any Applicable Contract.

3.	No consent, approval, authorization or order of any Governmental Authority or, to my knowledge, any other Person is required in connection with the execution, delivery and performance by any Loan Party of the Loan Documents to which it is a party or the satisfaction of the conditions set forth in the Amendment.

4.	There are no actions, suits or proceedings pending, or to my knowledge after due inquiry, threatened against the Company or any Guarantor in any court or before any arbitrator of any kind or before or by any Governmental Authority which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

December 11, 2008

The opinions expressed above are subject to the following qualifications, limitations and assumptions:
a)	The enforceability opinion expressed in paragraph 1 above is subject to the effects of (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally, (ii) the application of the principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) and (iii) applicable laws and court decisions that may limit the enforceability of certain remedial and other provisions of the Loan Documents, but such laws and decisions should not, in my opinion, materially diminish the ultimate practical realization of the principal legal benefits intended to be provided thereby, except for the economic consequences of any delay which may result therefrom.

b)	I am not licensed to practice law in any jurisdiction other than the State of Texas and do not purport to be an expert with respect to any laws other than (i) the laws of the State of Texas, (ii) the General Corporation Law of the State of Delaware, (iii) the Delaware Revised Limited Partnership Act, (iv) the Delaware Limited Liability Company Act, and (v) the laws of the United States of America applicable to the businesses of the respective Loan Parties (collectively, the “Primary Laws”). To the extent that the opinions contained herein cover laws other than the Primary Laws (the “Secondary Laws”), you are advised that my familiarity with the Secondary Laws is limited because I am not licensed to practice, and do not practice, law in jurisdictions in respect of which the Secondary Laws are applicable and I do not purport to be an expert with respect to the Secondary Laws. Accordingly, my opinions with respect to the Secondary Laws are necessarily more limited than a typical legal opinion as to such matters and my opinions with respect thereto should be viewed as conclusions derived by me based solely on my limited familiarity with the Secondary Laws by reason of my capacity as General Counsel of the Company, which owns the Guarantors, and general principles of corporate, partnership or limited liability company law. I am not a member of the State Bar of Delaware, and my knowledge of its corporation, partnership and limited liability company law is derived solely from a reading of the General Corporation Law of Delaware, the Delaware Revised Limited Partnership Act and the Delaware Limited Liability Company Act.

c)	I note that certain of the Loan Documents provide that they are to be governed by and construed in accordance with the internal laws of the State of New York. I express no opinion regarding the laws of the State of New York. In expressing my opinion in paragraphs 1 and 2(ii) as to the validity, binding effect and enforceability of the Loan Documents, I have assumed that the Loan Documents provide that they are to be governed by and construed in accordance with the internal laws of the State of Texas rather than the internal laws of the State of New York.

d)	The provisions of the Loan Documents which permit the Holders to take action or make determinations, or to benefit from indemnities and similar undertakings of the Loan Parties, may be subject to a requirement that such action be taken or such determination be made, and that any action or inaction by such Holders that may give rise to a request for payment under such undertaking be taken or not taken, on a reasonable basis and in good faith.

e)	To the extent that the obligations of Loan Parties under the Loan Documents may be dependent upon such matters, I have assumed for purposes of this opinion, without independent investigation, that each of the Holders is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, that each of the Loan Documents to

December 11, 2008

which it is a party has been duly authorized, executed and delivered by the Holders and is enforceable against the Holders in accordance with its terms, and that each of the Holders has the requisite power and authority to perform its obligations under the Loan Documents to which it is a party. I express no opinion as to the compliance by the Holders with any state or federal laws or regulations applicable to the transactions contemplated by the Loan Documents because of the nature of its business or facts relating specifically to the Holders or as to the effect of any such noncompliance on the opinions set forth above, and I have assumed that each of the Holders has obtained and maintains all consents and approvals, and has taken all action that might be required by reason of its involvement in this transaction based upon its legal or regulatory status or other factors relating specifically to it.

f)	This opinion is rendered based upon existing Primary and Secondary Laws, and it is not intended to speak with reference to standards hereinafter adopted or evolved in subsequent judicial decisions. Additionally, I assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to my attention or any changes in law that may hereafter occur.

g)	Insofar as the enforceability opinion in paragraph 1 may be affected by such matters, I express no opinion as to the validity, binding effect or enforceability of any provision (other than Section 5.02 of the Note Agreement) of the Note Agreement obligating the Company to pay the Make-Whole Premium.

h)	I express no opinion as to the validity, binding effect or enforceability of any provision of the Loan Documents relating to indemnification, contribution, or exculpation in connection with violations of any securities laws or statutory duties or public policy, to the extent that such provisions are determined to be contrary to public policy, as interpreted by the courts of the State of Texas and the courts of the United States.

i)	To the extent that the enforceability of the Loan Documents may be adversely affected by the usury laws of the State of Texas, in rendering the opinions expressed in paragraphs 1 and 2(ii) above (insofar as such clause relates to compliance with laws, statutes, rules and regulations of the State of Texas) above, these opinions, insofar as they involve the issue of usury, are expressly limited to an analysis of whether the Loan Documents, as written, will be subject to a defense, claim or setoff as a result of the Holders contracting for a usurious rate of interest. The opinions given herein as to usury are expressly limited to the issues relating to the contracting for, as opposed to the charging or receiving of, usurious amounts of interest. The opinions given in paragraphs 1 and 2(ii) above are also qualified to the extent that the compensation designated as “commitment or amendment fees” in the Loan Documents should instead be characterized as interest. Provided further, to the extent that the enforceability of the Loan Documents may be adversely affected by the usury laws of the State of Texas, and to the extent that the transactions contemplated by the Loan Documents may otherwise involve an analysis of compliance with such laws, in rendering my opinions in paragraphs 1 and 2(ii) above, I have assumed:
1.	that under applicable usury laws of the State of Texas, any fees expressly provided for in the Loan Documents and all charges for reimbursement of the actual, just and reasonable out-of-pocket expenses that the Holders incur in documenting the extension of loans and credit contemplated by the Loan Documents and all fees

December 11, 2008

payable to parties not affiliated with the Holders for services such parties have actually rendered in connection with the extensions of loans and credit contemplated by the Loan Documents would not constitute interest on or in connection with the extension of such loans or credit; or, if held to constitute interest, that such fees and charges would be considered, together with other amounts contracted for, or to be charged or collected by the Holders for the use, forbearance or detention of the extensions of loans and credit contemplated by the Loan Documents, to be effectively limited by the provisions of the Loan Documents limiting the interest contracted for or to be charged or collected by the Holders on or in connection with the loans contemplated by the Loan Documents to amounts that do not exceed the maximum rate or amount of interest that may lawfully be contracted for, charged or collected thereon or in connection therewith under applicable law,

2.	that the Holders duly observe the provisions of the Loan Documents limiting the interest contracted for or to be charged or collected by the Holders on or in connection with the extension of loans and credit contemplated by the Loan Documents, to amounts which do not exceed the maximum rate or amount of interest which may lawfully be contracted for, charged or collected thereon or in connection therewith under applicable law,

3.	that there exist no agreements or documents that provide for the payment to the Holders of amounts deemed to be interest under applicable law except as specifically provided in the Loan Documents, and

4.	that any acceleration of the maturity of any extension of loans or credit contemplated by the Loan Documents will not include the right to accelerate any amounts deemed interest under applicable law that have not otherwise accrued on the date of such acceleration.
j)	To the extent that the enforceability of the Loan Documents may be adversely affected by the usury laws of the State of Texas, in rendering my opinions in paragraphs 1 and 2(ii) above, I have relied upon the reported decisions of several lower Texas courts to the effect that a contract requiring the payment of interest on matured, unpaid installments of interest is not usurious. The status of judicial interpretations of Texas usury laws is not yet settled in this regard; therefore, no absolute opinion is rendered. In the event that the Holders actually demand, charge or collect any amounts in excess of those permitted by any applicable usury laws of the State of Texas, I express no opinion as to the effectiveness or enforceability of any provision of the Loan Documents that purports to permit the Holders to cure such violation by the rescission of such demand or charge, the refund of excess amounts collected, or otherwise, and I express no opinion on the provisions of the Loan Documents that purport to involve a waiver of claims based on usury laws.

December 11, 2008

     Without my prior written consent, this opinion may not be relied upon in any manner by any Person except the Holders (including future Holders, if any).
Very truly yours,
J. Curtis Linscott, General Counsel

Annex I
Purchasers
Midland National Life Insurance Company
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
North American Company for Life and Health Insurance
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
EquiTrust Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Farm Bureau Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266

Exhibit E
December 11, 2008
To the Persons listed on the attached Annex 1
Re:	Cash America International, Inc. (the “Company”) 6.12% Senior Notes due December 28, 2015
Ladies and Gentlemen:
     We have acted as special counsel for each of the Persons named on Annex 1 hereto in connection with Amendment No. 1 to Note Agreement of even date herewith (the “Amendment”) amending that certain Note Agreement, dated as of December 28, 2005, by and among the Company, a Texas corporation, and the Purchasers listed on Schedule I attached thereto, which provides, among other things, for the issuance and sale by the Company of the Company’s 6.12% Senior Notes (the “Notes”) due December 28, 2015, in the aggregate original principal amount of $40,000,000.
     The capitalized terms used herein and not defined herein have the meanings assigned to them by or pursuant to the terms of the Amendment. This opinion is delivered to each of the Current Holders pursuant to Section 6.3 of the Amendment. Our representation of each of you has been as special counsel for the purposes stated above.
     As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or state of mind), we have relied, with your permission, entirely upon the representations and warranties of the Company set forth in the Amendment.
     In connection with this opinion, we have examined originals or copies of the following documents:
     (i) the Amendment
     (ii) the Existing Note Agreement;
     (iii) the opinion of Hunton & Williams LLP, counsel to the Company and the Guarantors, dated the date hereof and delivered to you pursuant to Section 6.3 of the Amendment; and

To each of the Persons listed on the attached Annex 1
December 11, 2008

     (iv) the opinion of J. Curtis Linscott, General Counsel to the Company and the Guarantors, dated the date hereof and delivered to you pursuant to Section 6.3 of the Amendment.
     This opinion is based entirely on our review of the documents listed in the preceding paragraph and we have made no other documentary review or investigation for purposes of this opinion.
     Based on such investigation as we have deemed appropriate, the opinions referred to in subparagraphs (iii) and (iv) above are satisfactory in form and scope to us, and, in our opinion, you are justified in relying thereon.
     We have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form, the legal competence of each individual executing any document and that each Person executing the Amendment validly exists, has the power, authority and legal right under its certificate of incorporation, limited liability company agreement, by-laws, and other governing organizational documents, and under applicable corporate, limited liability company, or other enterprise legislation and other applicable laws, as the case may be, to enter into and perform its obligations under the Amendment, and is qualified to do business and in good standing under the laws of its jurisdiction of incorporation or organization and each jurisdiction where such qualification is required generally or is necessary in order for such party to enforce its rights under such documents, and that such documents have been duly authorized, executed and delivered by, and, as to Persons other than the Company, are binding upon and enforceable against, such Persons. We further assume that the Existing Note Agreement has not been amended or modified except as expressly stated in the Amendment.
     For purposes of this opinion, we have made such examination of law as we have deemed necessary. Except to the extent addressed below in paragraph 4, this opinion is limited solely to the internal substantive laws of the State of New York as applied by courts located in the State of New York without regard to choice of law and the federal laws of the United States of America (except for federal and state tax, utilities, national security, anti-money laundering or antitrust laws, as to which we express no opinion), and we express no opinion as to the laws of any other jurisdiction. We note that the Amendment contains a provision stating that it is to be governed by the laws of the State of New York (the “Chosen-Law Provision”). Except to the extent addressed below in paragraph 4, no opinion is given herein as to any Chosen-Law Provision, or otherwise as to the choice of law or internal substantive rules of law that any court or other tribunal

To each of the Persons listed on the attached Annex 1
December 11, 2008

may apply to the transactions contemplated by the Amendment. We express no opinions as to any securities or “blue sky” laws of any jurisdiction.
     Our opinion is further subject to the following exceptions, qualifications and assumptions, all of which we understand to be acceptable to the Current Holders:
     (a) We have assumed without any independent investigation (i) that the execution, delivery and performance by each of the parties thereto of the Amendment do not and will not conflict with, or result in a breach of, the terms, conditions or provisions of, or result in a violation of, or constitute a default or require any consent (other than such consents as have been duly obtained) under, any organizational document (including, without limitation, applicable corporate charter documents and bylaws), any order, judgment, arbitration award or stipulation, or any agreement, to which any of such parties is a party or is subject or by which any of the properties or assets of any of such parties is bound and (ii) that the Amendment is a valid and binding obligation of each party thereto to the extent that laws other than those of the State of New York are relevant thereto (other than the laws of the United States of America, but only to the limited extent the same may be applicable to the Company and relevant to our opinions expressed below).
     (b) The enforcement of any obligations of any Person under the Amendment or otherwise may be limited by or subject to bankruptcy, insolvency, reorganization, moratorium, marshaling or other laws and rules of law affecting the enforcement generally of creditors’ rights and remedies (including such as may deny giving effect to waivers of debtors’ or guarantors’ rights), and we express no opinion as to the status under any fraudulent conveyance laws or fraudulent transfer laws of any of the obligations of any Person, whether under the Amendment or the Existing Note Agreement or otherwise.
     (c) We express no opinion as to the availability of any specific or equitable relief of any kind.
     (d) The enforcement of any of your rights may in all cases be subject to an implied duty of good faith and fair dealing and to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
     (e) We express no opinion as to the effect of suretyship defenses, or defenses in the nature thereof.

To each of the Persons listed on the attached Annex 1
December 11, 2008

     (f) We express no opinion as to the enforceability of any particular provision of any of the Amendment relating to:
(i) waivers of rights to object to jurisdiction or venue, or consents to jurisdiction or venue;
(ii) waivers of rights to (or methods of) service of process, or rights to trial by jury, or other rights or benefits bestowed by operation of law;
(iii) waivers of any applicable defenses, setoffs, recoupments, or counterclaims;
(iv) exculpation or exoneration clauses, clauses relating to rights of indemnity or contribution, and clauses relating to releases or waivers of unmatured claims or rights;
(v) waivers or variations of legal provisions or rights which are not capable of waiver or variation under applicable law;
(vi) the imposition or collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations, or the payment of any premium, liquidated damages, or other amount which may be held by any court to be a “penalty” or a “forfeiture”; or
(vii) provisions in the Amendment rendered ineffective or unenforceable by Part 4 of Article 9 of the Uniform Commercial Code of the State of New York.
     (g) Our opinion in paragraph 3 below is based solely on a review of generally applicable laws of the State of New York and the United States of America and not on any search with respect to, or review of, any orders, decrees, judgments or other determination specifically applicable to the Company.
     (h) We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring after the date hereof on the matters addressed in this opinion letter, and we assume no responsibility to inform you of additional or changed facts, or changes in law, of which we may become aware.

To each of the Persons listed on the attached Annex 1
December 11, 2008

     Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:
     1. The Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.
     2. The execution and delivery by the Company of the Amendment will not constitute a violation of any law, statute, rule or regulation of the State of New York.
     3. No consents, approvals or authorizations of Governmental Authorities of the State of New York or the United States of America in respect of the Company are required to be obtained or effected under the laws of the State of New York or the United States of America in connection with the execution and delivery by the Company of the Amendment.
     4. The Chosen-Law Provision is enforceable in accordance with New York General Obligations Law section 5-1401, as applied by a New York State court or a federal court sitting in New York and applying New York choice of law principles.
     This opinion is delivered solely to you and for your benefit in connection with the Amendment and may not be relied upon by you for any other purpose or relied upon by any other person or entity (other than future holders of Notes acquired in accordance with the terms of the Note Agreement) for any reason without our prior written consent.
Very truly yours,
BINGHAM McCUTCHEN LLP

Annex 1
Addressees
Midland National Life Insurance Company
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
North American Company for Life and Health Insurance
c/o Midland Advisors Company
200 East 10th Street, Suite 301
Sioux Falls, SD 57104
EquiTrust Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Farm Bureau Life Insurance Company
c/o FBL Financial Group, Inc.
5400 University Avenue
West Des Moines, IA 50266
Annex 1-1

AGREEMENT AND ADOPTION OF JOINT AND SEVERAL GUARANTY
AND SUBROGATION AND CONTRIBUTION AGREEMENT
     THIS AGREEMENT AND ADOPTION OF JOINT AND SEVERAL GUARANTY AND SUBROGATION AND CONTRIBUTION AGREEMENT (this “Agreement”) is executed by Cash America of Mexico, Inc., a Delaware corporation and a Wholly-Owned Subsidiary of the Company (defined below) (the “New Guarantor”), as of the 11th day of December 2008 in favor of Midland National Life Insurance Company, North American Company for Life and Health Insurance, Equitrust Life Insurance Company and Farm Bureau Life Insurance Company (the “Current Holders”). Capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Note Agreement (defined below).
     WHEREAS, Cash America International, Inc., a Texas corporation (the “Company”) entered into that certain Note Agreement dated as of December 28, 2005 the “Existing Note Agreement”) with the Purchasers listed on Schedule A attached thereto; and
     WHEREAS, the Company and the Current Holders are entering into that certain Amendment No. 1 to Note Agreement, of even date herewith, which amends the Existing Note Agreement (the “Amendment Agreement”; the Existing Note Agreement as amended by the Amendment Agreement, the “Note Agreement”); and
     WHEREAS, each of the existing Subsidiaries of the Company has executed a certain Joint and Several Guaranty, or an agreement and adoption of such Joint and Several Guaranty, in favor of the Current Holders under such Existing Note Agreement (collectively, the “Guaranty”); and
     WHEREAS, each of the existing Subsidiaries of the Company has executed a certain Subrogation and Contribution Agreement, or an agreement and adoption of such Subrogation and Contribution Agreement, under such Existing Note Agreement (collectively, the “Subrogation and Contribution Agreement”); and
     WHEREAS, pursuant to Section 9.17(a)(2) of the Note Agreement the New Guarantor is required to execute and deliver to the Current Holders an instrument in writing in the form hereof pursuant to which it agrees to become a Guarantor, and to be bound as a Guarantor by the terms of the Guaranty and the Subrogation and Contribution Agreement; and
     WHEREAS, the New Guarantor desires to comply with said requirements of the Note Agreement.
     NOW THEREFORE, pursuant to Section 9.17(a)(2) of the Note Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the New Guarantor hereby adopts the Guaranty and the Subrogation and Contribution Agreement, and agrees to become, and does hereby become (i) a Guarantor under the Guaranty and the Subrogation and Contribution Agreement, and (ii) bound jointly and severally as a Guarantor by the terms of the Guaranty and the Subrogation and Contribution Agreement. This Agreement, the Guaranty and the Subrogation and Contribution Agreement embody the entire agreement among the parties relating to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. This Agreement shall be construed, interpreted and enforced in accordance with, and governed by, the internal laws of the State of New York.
     EXECUTED as of the date and year first above written.

CASH AMERICA OF MEXICO, INC.
By	/s/ Austin D. Nettle .
	Name:	Austin D. Nettle
	Title:	Vice President & Treasurer